Exhibit 99.1

Quarterly Operating Supplement Fourth Quarter 2004

Quarterly Operating Supplement

1	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Table of Contents

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Quarterly Operating Supplement

December 31, 2004

Introductory Note

Radian Reinsurance Inc. (“Radian Reinsurance”) was merged with and into Radian Asset Assurance Inc. effective as of June 1, 2004. All financial information presented herein is as if the merger had occurred on January 1, 2003.

Company Profile

Radian Asset Assurance Inc., founded in 1985 and rated AA by Standard & Poor’s and Fitch Ratings and Aa3 by Moody’s, provides credit enhancement to the holders of debt obligations and asset-backed securities. As a direct writer of financial guaranty insurance for municipal bonds, asset-backed securities and structured transactions, Radian Asset Assurance Inc. plays an important role in extending the benefits of insurance to a broad range of institutions and securities issuers.

Radian Asset Assurance Inc. is a subsidiary of Radian Group Inc. (NYSE: RDN), a global credit enhancement provider headquartered in Philadelphia, with significant operations in New York City and a presence in London.

Company Information

Radian Asset Assurance Inc.	Contact:
335 Madison Avenue	John C. DeLuca
New York, New York 10017	Senior Vice President, Market Development
1 877 337.4925 (within the U.S.)	1 212 984.9222
1 212 983.3100	john.deluca@radian.biz

2	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Introductory Note / Company Profile / Company Information

Quarterly Operating Supplement

Radian Group Inc. and Subsidiaries

Key Financial Highlights* ($ Thousands)

	Twelve months ended December 31, 2004
	Mortgage Insurance	Financial Services	Financial Guaranty	Total
Net premiums written	$866,051	$—	$216,436	$1,082,487

Net premiums earned	$814,553	$—	$214,931	$1,029,484
Net investment income	118,694	98	85,557	204,349
Gains on sales of investments	44,380	2,424	3,995	50,799
Change in fair value of derivative instruments	11,940	206	34,989	47,135
Other income	24,247	5,989	2,050	32,286

Total revenues	1,013,814	8,717	341,522	1,364,053

Provision for losses	400,936	—	55,898	456,834
Policy acquisition costs	75,487	—	46,343	121,830
Other operating expenses	141,131	12,229	52,327	205,687
Interest expense	20,138	2,500	12,022	34,660

Total expenses	637,692	14,729	166,590	819,011

Equity in net income of affiliates	—	179,128	1,422	180,550

Pretax income	376,122	173,116	176,354	725,592
Income tax provision	104,240	60,577	42,122	206,939

Net income	$271,882	$112,539	$134,232	$518,653

Total assets	$4,198,325	$388,975	$2,420,187	$7,007,487
Deferred policy acquisition costs	69,175	—	142,753	211,928
Reserve for losses and loss adjustment expenses	559,632	—	241,380	801,012
Unearned premiums	142,853	—	627,355	770,208

Equity	$2,065,290	$316,378	$1,307,387	$3,689,055

*	Reported on a GAAP basis.

3	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Key Financial Highlights

Quarterly Operating Supplement

Radian Group Inc. and Subsidiaries

Segment Information–Financial Guaranty ($ Thousands)

	Twelve months ended December 31, 2004
	As Reported	Impact of Clawback	As Adjusted Excluding Clawback
Net premiums written	$216,436	$(96,417)	$312,853

Net premiums earned	$214,931	$(24,892)	$239,823
Net investment income	85,557	—	85,557
Gains on sales of investments	3,995	—	3,995
Change in fair value of derivative instruments	34,989	(791)	35,780
Other income	2,050	—	2,050

Total revenues	341,522	(25,683)	367,205

Provision for losses	55,898	—	55,898
Policy acquisition costs	46,343	(9,766)	56,109
Other operating expenses	52,327	—	52,327
Interest expense	12,022	—	12,022

Total expenses	166,590	(9,766)	176,356

Equity in net income of affiliates	1,422	—	1,422

Pretax income	176,354	(15,917)	192,271

Income tax provision	42,122	(5,571)	47,693

Net income	$134,232	$(10,346)	$144,578

*	The above schedule shows the Financial Guaranty Segment, on a GAAP basis, as reported (Column 1) and adjustments (Column 2) to reflect the income statement impact of the recapture (referred to above as the clawback) of business previously ceded to the Company by one of the primary insurer customers of the Financial Guaranty Segment that occurred in the first quarter of 2004. The adjusted numbers are shown in Column 3. The impact of the clawback (Column 2) reflects the clawback of business recorded by the Company in prior periods. This clawback affected the first quarter (and, as a result, the year-to-date periods) of 2004. Accordingly, management believes that Column 3 provides useful information to investors by presenting a more meaningful basis of comparison for the Financial Guaranty Segment’s past and future results.

4	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Segment Information–Financial Guaranty

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Statutory Income Statements* ($ Thousands)

	Quarter ended		Twelve months ended
	December 31 2004	December 31 2003	December 31 2004	December 31 2003
Revenues
Gross premiums written	$61,063	$95,737	$157,619	$361,807
Reinsurance premiums ceded	(627)	(2,026)	(3,983)	(8,380)

Net premiums written	60,436	93,711	153,636	353,427
(Increase) decrease in unearned premiums	(20,609)	(24,483)	15,875	(107,475)

Premiums earned	39,827	69,228	169,511	245,952

Net investment income	20,689	19,699	83,246	78,047
Net realized gain on sale of investments	902	2,429	9,095	11,141

Net investment gains	21,591	22,128	92,341	89,188

Total revenues	61,418	91,356	261,852	335,140

Expenses
Losses and loss adjustment expenses incurred	10,204	29,431	125,553	62,253
Commissions incurred	7,355	2,169	(3,002)	50,164
Other underwriting expenses	20,207	19,845	72,011	66,175
Other expense	2,091	2,646	11,148	5,361

Total expenses	39,857	54,091	205,710	183,953

Income before income taxes	21,561	37,265	56,142	151,187
Federal and foreign income tax expense	4,170	(3,026)	13,726	11,808

Net income	$17,391	$40,291	$42,416	$139,379

Financial Ratios
Loss and LAE Ratio . . . . . . . .	25.6%	42.5%	74.1%	25.3%
Underwriting Expense Ratio	45.6%	23.5%	44.9%	32.9%

Combined Ratio	71.2%	66.0%	119.0%	58.2%

*	See Explanatory Notes on page 13.

5	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Statutory Income Statements

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Statutory Balance Sheets* ($ Thousands)

	December 31 2004	December 31 2003
Assets
Long-term bonds	$1,813,095	$1,662,554
Preferred stock	29,485	32,252
Common stock	1,049	4,866
Common stock of affiliates	118,517	69,338
Cash and short-term investments	50,320	143,729
Receivable for securities	—	515

Total Investments	2,012,466	1,913,254

Investment income due and accrued	26,197	23,652
Premiums receivable	24,709	21,653
Funds held by reinsured companies	392	952
Current federal income tax recoverable	—	4,924
Net deferred tax asset	3,304	3,019
Other assets	2,934	2,317

Total Assets	$2,070,002	$1,969,771

Liabilities
Contingency reserve	$251,674	$321,312
Losses and loss adjustment expenses	87,332	62,850
Reinsurance payable on paid losses and loss adjustment expenses	5,250	6,059
Unearned premiums	694,611	710,486
Provision for reinsurance	1	284
Payable to affiliates	5,598	25,350
Payable for securities	—	2,962
Ceded reinsurance premiums payable	1,412	1,742
Federal and foreign income taxes payable	3,011	—
Accrued expenses and other liabilities	17,365	15,652

Total Liabilities	1,066,254	1,146,697

Policyholders’ Surplus
Common stock	15,000	15,000
Additional paid-in capital	593,214	528,214
Unassigned funds	395,534	279,860

Total Policyholders’ Surplus	1,003,748	823,074

Total Liabilities and Policyholders’ Surplus	$2,070,002	$1,969,771

Qualified Statutory Capital	$1,255,422	$1,144,386

*	See Explanatory Notes on page 13.

6	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Statutory Balance Sheets

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Gross Premiums Written by Product* ($ Thousands)

	4th Qtr 2004	4th Qtr 2003	Percent Change	YTD 2004	YTD 2003	Percent Change
Public Finance Direct	$16,408	$42,036	–61.0%	$52,279	$85,316	–38.7%
Structured Finance Direct	17,510	35,143	–50.2%	98,094	105,000	–6.6%
Public Finance Reinsurance	18,575	14,974	24.0%	74,777	81,985	–8.8%
Structured Finance Reinsurance	8,133	10,477	–22.4%	31,740	49,863	–36.3%
Trade Credit Reinsurance	437	(6,893)	106.3%	(2,854)	39,643	–107.2%

	61,063	95,737	–36.2%	254,036	361,807	–29.8%
Impact of Recapture	—	—		(96,417)	—

	$61,063	$95,737	–36.2%	$157,619	$361,807	–56.4%

Total Claims-Paying Resources and Leverage Ratios*

($ Thousands except ratios)

	December 31 2004	December 31 2003	Percent Change

Capital and Surplus	$1,003,748	$823,074	22%
Contingency Reserve	251,674	321,312	–22%

Qualified Statutory Capital	1,255,422	1,144,386	10%
Unearned Premium Reserve	694,611	710,486	–2%
Loss and Loss Expense Reserves	87,332	62,850	39%

Total Policyholders’ Reserves	2,037,365	1,917,722	6%
Present Value of Future Installment Premiums	244,959	444,368	–45%
Reinsurance and Soft Capital Facilities	245,000	275,000	–11%

Total Claims-Paying Resources.	$2,527,324	$2,637,090	–4%

Net Debt Service (Principal and Interest) Outstanding	$101,499,932	$117,817,484	–14%
Capital Leverage Ratio [1]	81:1	103:1
Claims-Paying Ratio [2]	40:1	45:1

*	See Explanatory Notes on page 13.
1	Capital Leverage Ratio: Net debt service/Qualified statutory capital.
2	Claims-Paying Ratio: Net debt service/Total claims-paying resources.

7	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Gross Premiums / Total Claims-Paying Resources

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Investment Portfolio Highlights

Asset Quality

As of December 31, 2004, the book value of our investment portfolio was $2.0 billion, with an average duration of 5.3 years.

Asset Class

Our conservative portfolio is invested primarily in fixed-income securities. Our primary objective is to achieve total return, with a secondary objective of maximizing after-tax income.

8	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Investment Portfolio Highlights

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Insured Portfolio Highlights* ($ Millions)

Geographic Diversification

State	Net Par Outstanding (12/31/2004)	Percent of total Net Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
California	$5,243	7.9%	$6,255	8.1%
New York	4,516	6.8%	4,930	6.4%
Texas	3,375	5.1%	3,727	4.9%
Pennsylvania	2,690	4.0%	2,950	3.8%
Florida	2,623	3.9%	3,132	4.1%
Illinois	2,589	3.9%	2,702	3.5%
Massachusetts	1,709	2.6%	2,235	2.9%
New Jersey	1,565	2.3%	2,137	2.8%
Washington	1,208	1.8%	1,354	1.8%
Ohio	1,153	1.7%	1,179	1.5%
Top ten states subtotal	26,671	40.0%	30,601	39.8%
Total of other states	17,789	26.7%	20,000	26.0%
Domestic structured finance	17,489	26.2%	19,782	25.7%
International	4,771	7.1%	6,531	8.5%
Total	$66,720	100.0%	$76,914	100.0%

*	See Explanatory Notes on page 13.

9	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Insured Portfolio Highlights

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Insured Portfolio Highlights* ($ Millions)

Sector Breakout

Public Finance	Gross Par Outstanding (12/31/2004)	Percent of total Gross Par	Net Par Outstanding (12/31/2004)	Percent of total Net Par	Gross Par Outstanding (12/31/2003)	Percent of total Gross Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
General Obligations	$13,612	19.9%	$13,586	20.3%	$14,431	18.3%	$14,387	18.7%
Healthcare	8,191	11.9%	8,191	12.3%	8,874	11.2%	8,874	11.5%
Utilities	6,144	8.9%	6,014	9.0%	8,057	10.2%	7,925	10.3%
Transportation	5,059	7.4%	5,059	7.6%	7,214	9.1%	7,213	9.4%
Tax Backed	4,475	6.5%	4,471	6.7%	4,373	5.6%	4,373	5.7%
Education	3,601	5.3%	3,601	5.4%	3,818	4.8%	3,818	5.0%
Investor Owned Utilities	1,728	2.5%	1,728	2.6%	2,234	2.8%	2,234	2.9%
Other Public Finance	1,451	2.1%	1,196	1.8%	1,530	1.9%	1,276	1.7%
Long Term Care	1,126	1.6%	1,126	1.7%	1,149	1.5%	1,149	1.5%
Housing	693	1.0%	694	1.0%	1,376	1.8%	1,376	1.8%
Second-To-Pay Municipal Wrap	708	1.0%	708	1.1%	793	1.0%	793	1.0%
Subtotal Public Finance	$46,788	68.1%	$46,374	69.5%	$53,849	68.2%	$53,418	69.5%

Structured Finance	Gross Par Outstanding (12/31/2004)	Percent of total Gross Par	Net Par Outstanding (12/31/2004)	Percent of total Net Par	Gross Par Outstanding (12/31/2003)	Percent of total Gross Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
Collateralized Debt Obligations	$13,125	19.1%	$13,125	19.7%	$10,187	12.9%	$10,187	13.2%
Asset Backed – Consumer	2,728	4.0%	2,728	4.1%	7,060	8.9%	7,060	9.2%
Asset Backed – Mortgage and MBS	3,328	4.9%	1,798	2.7%	3,723	4.7%	2,116	2.7%
Asset Backed – Commercial and Other	1,783	2.6%	1,783	2.7%	3,153	4.0%	3,153	4.1%
Other Structured Finance	912	1.3%	912	1.3%	1,010	1.3%	980	1.3%
Subtotal Structured Finance	$21,876	31.9%	$20,346	30.5%	$25,133	31.8%	$23,496	30.5%
Total	$68,664	100.0%	$66,720	100.0%	$78,982	100.0%	$76,914	100.0%

Rating Distribution

Rating**	Gross Par Outstanding (12/31/2004)	Percent of total Gross Par	Net Par Outstanding (12/31/2004)	Percent of total Net Par	Gross Par Outstanding (12/31/2003)	Percent of total Gross Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
AAA	$13,372	19.5%	$11,850	17.8%	$12,936	16.4%	$11,372	14.8%
AA	15,989	23.3%	15,880	23.8%	17,306	21.9%	17,186	22.3%
A	21,941	32.0%	21,635	32.4%	26,986	34.2%	26,660	34.7%
BBB	14,009	20.4%	14,002	21.0%	17,905	22.7%	17,862	23.2%
Investment Grade	422	0.6%	422	0.6%	600	0.7%	600	0.8%
Below Investment Grade	1,602	2.3%	1,602	2.4%	1,284	1.6%	1,273	1.7%
Not Rated	1,329	1.9%	1,329	2.0%	1,965	2.5%	1,961	2.5%
Total	$68,664	100.0%	$66,720	100.0%	$78,982	100.0%	$76,914	100.0%

*	See Explanatory Notes on page 13.
**	Indicated category reflects highest rating of the three rating agencies.

10	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Insured Portfolio Highlights

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Insured Portfolio Highlights* ($ Millions)

10 Largest Public Finance Exposures

	Net Par Outstanding (12/31/2004)	Percent of total Net Par	Rating[1]
New York, New York GO	$403	0.60%	A+
California State GO	380	0.57%	A
Port Authority of New York & New Jersey	348	0.52%	AA–
Long Island Power Authority New York	317	0.48%	A–
Jefferson County Alabama Gas & Sewer	288	0.43%	A
New York City Muni Water Finance	284	0.43%	AA
Metropolitan Transportation Authority New York	279	0.42%	A
Illinois State GO	273	0.41%	AA
Houston Airport System	262	0.39%	A1
Chicago, Illinois GO	251	0.38%	AA–
Total	$3,085	4.63%

10 Largest Structured Finance Exposures

	Net Par Outstanding (12/31/2004)	Percent of total Net Par	Rating[2]
U.S. Static Synthetic Investment Grade CDO	$450	0.67%	AAA
U.S. Static Synthetic Investment Grade CDO	407	0.61%	AAA
CDO of ABS	390	0.58%	AA
U.S. Static Synthetic Investment Grade CDO	381	0.57%	AAA
U.S. Static Synthetic Investment Grade CDO	350	0.52%	BB+**
U.S. Static Synthetic Investment Grade CDO	340	0.51%	AA
U.S. Static Synthetic Investment Grade CDO	288	0.43%	AAA
U.S. Static Synthetic Investment Grade CDO	285	0.43%	AA
U.S. Static Synthetic Investment Grade CDO	250	0.38%	AAA
U.S. Static Synthetic Investment Grade CDO	250	0.38%	AA
Total	$3,391	5.08%

*	See Explanatory Notes on page 13.
**	93% of Radian’s exposure to this transaction is at the AA or higher rating level.
[1]	Indicated category reflects highest rating of the three rating agencies.
[2]	Indicated category reflects highest rating of the three rating agencies. Represents lowest attachment point of transactions.

11	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Insured Portfolio Highlights

Quarterly Operating Supplement

Radian Asset Assurance Inc.

CDO Exposure* ($ Millions)

Total CDO Exposure

	Net Par Outstanding (12/31/2004)	Percent of total CDO Net Par	Net Par Outstanding (12/31/2003)	Percent of total CDO Net Par
Direct	$11,261	85.8%	$7,720	75.8%
Assumed	1,864	14.2%	2,467	24.2%
Total	$13,125	100.0%	$10,187	100.0%

Total CDO Portfolio Rating Distribution

	Net Par Outstanding (12/31/2004)	Percent of total CDO Net Par	Net Par Outstanding (12/31/2003)	Percent of total CDO Net Par
AAA	$8,443	64.3%	$6,149	60.4%
AA	2,612	19.9%	2,860	28.1%
A	790	6.0%	607	6.0%
BBB	619	4.7%	136	1.3%
BIG	521	4.0%	122	1.2%
Not Rated	140	1.1%	313	3.0%
Total	$13,125	100.0%	$10,187	100.0%

Direct CDO Underlying Asset Types

	Net Par Outstanding (12/31/2004)	Percent of total CDO Net Par	Net Par Outstanding (12/31/2003)	Percent of total CDO Net Par
Corporates	$10,282	91.3%	$6,670	86.4%
ABS	979	8.7%	1,050	13.6%
Total	$11,261	100.0%	$7,720	100.0%

*	All direct CDO deals are synthetic. 84.9% of direct CDO net par outstanding is comprised of static deals for a total net par outstanding of $9,564 million as of 12/31/04. 15.1% of direct CDO net par outstanding is comprised of managed deals for a total net par outstanding of $1,697 million as of 12/31/04.

12	Quarterly Operating Supplement for the Period Ended December 31, 2004 / CDO Exposure

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Explanatory Notes

1. Effective January 31, 2004, one of the primary insurer customers of Radian Asset Assurance Inc. (the “Company”) exercised its right to recapture business that it previously ceded to the Company. In connection with this recapture, the Company has returned approximately $16.4 billion of par in force and approximately $96.4 million of statutory unearned premium reserves to the primary insurer. In addition, the Company has been reimbursed by the primary insurer for policy acquisition costs of approximately $31.0 million. The Company has also reimbursed the primary insurer approximately $7.5 million for case reserves which were net of $4.0 million of salvage.

2. In May 2004, Moody’s Investor Services Inc. (“Moody’s”) provided the Company with an initial insurance financial strength rating of “Aa3.” Concurrently and in anticipation of the merger of Radian Reinsurance with and into the Company (which became effective June 1, 2004), Moody’s downgraded Radian Reinsurance’s financial strength rating to “Aa3” from “Aa2.” Effective June 1, 2004, the Company and Radian Reinsurance were merged, with the Company as the surviving entity. The merged company is rated “Aa3” by Moody’s, “AA” (negative outlook) by S&P and “AA” (outlook stable) by Fitch. As a result of the downgrade of the Moody’s rating related to the financial guaranty reinsurance business conducted by Radian Reinsurance prior to the merger, two of the primary insurer customers of the financial guaranty reinsurance business had the right to recapture written business ceded to the Company. One of these customers agreed, without cost to or concessions by the Company, to waive its recapture rights. In November 2004, the other primary insurance customer with rights to recapture business previously ceded to Radian Reinsurance notified the Company of its intent to recapture effective, February 28, 2005, approximately $6.4 billion of par in force, including $50.6 million of written premiums as of December 31, 2004. In addition, the Company would be reimbursed for policy acquisition costs of approximately $15.7 million. The aggregate result would be an increase in pre-tax income of $15.7 million on a statutory basis. Despite the recapture, the primary insurer customer also informally advised the Company that, going forward, the customer intends to continue its reinsurance relationship with the Company on the same terms as before the May 2004 downgrade. In March of 2005, without cost to or concessions by the Company, the customer waived its remaining right to recapture $5.2 billion of additional par in force that it had ceded to the Company as of December 31, 2004.

3. Gross and net written premiums for the twelve months ended December 31, 2004 decreased $204 million and $200 million, respectively, compared to the same period of 2003. These decreases were primarily the result of the recapture of $96 million of previously written premiums in the first quarter of 2004, and a $42 million reduction in trade credit premiums resulting from the Company novating business to affiliates. In addition, a decrease in new issue volume, competition from other financial guaranty companies and a tightening credit-spread environment also contributed to the reduction in written premiums.

4. Premiums earned for the twelve months of 2004 were $170 million versus $246 million for the same period of 2003, a decline of $76 million. This decline is primarily due to the novation of the trade credit business to affiliates and reduced net premiums written in the financial guaranty business.

5. Loss and loss adjustment expenses incurred for the twelve months ended December 31, 2004 were $63 million higher than the comparable period of 2003 primarily due to the establishment of a $111 million reserve on a statutory basis (recorded on a GAAP basis in 2003) pertaining to a single manufactured housing transaction.

6. For the twelve months of 2004, commission expenses were $53 million lower than the same period of 2003. The January 31, 2004 recapture resulted in a reduction to commission expenses of $31 million. The remainder of the reduction in commission expenses is a result of lower assumed premiums written in the financial guaranty and trade credit products.

7. The contingency reserve decreased $70 million to $252 million at December 31, 2004 compared to December 31, 2003 primarily as a result of the January 31, 2004 recapture.

8. Loss and loss adjustment expense reserves increased by $24 million to $87 million at December 31, 2004 compared to December 31, 2003 primarily resulting from the establishment of a $111 million reserve on a statutory basis (recorded on a GAAP basis in 2003) for a single manufactured housing transaction, offset by $84 million of loss payments and by a $17 million reduction in trade credit loss reserves novated by the Company to affiliates.

9. Unearned premiums were $16 million lower at December 31, 2004 compared to December 31, 2003 as a result of the January 31, 2004 recapture of financial guaranty business by one of the Company’s primary insurers which was partially offset by increases in public finance reinsurance, public finance direct and structured finance direct writings.

10. Additional paid-in capital increased $65 million from December 31, 2003, as the result of a capital contribution from the Company’s ultimate parent, Radian Group Inc., related to the manufactured housing transaction for which the $111 million reserve was established.

11. Investment in common stock of affiliates increased $49 million at December 31, 2004 compared to December 31, 2003 primarily as a result of the capitalization of Radian Financial Products Limited, the Company’s 100% owned United Kingdom based Securities and Futures Company.

13	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Explanatory Notes

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Management Team

Martin A. Kamarck

President

David J. Beidler

Senior Vice President, Deputy Chief, Financial Guaranty

Sally B. Campbell

Senior Vice President, Public Finance

Stephen D. Cooke

Executive Vice President, Chief Legal Officer

John C. DeLuca

Senior Vice President, Market Development

Bonita Z. Dorland

Executive Vice President, Chief Underwriting Officer

Paul C. Larsen

Senior Vice President, Head of Surveillance and Risk Management

Anna M. Laudon

Senior Vice President, Managing Director of Asset Backed Securities

Mark Mylon

Senior Vice President, Executive Managing Director of Structured Products

Andrew C.J. Poole

Managing Director, Radian Asset Assurance Ltd. & Radian Representatives Ltd.

Jack Praschnik

Senior Vice President, Global Strategies

Andrew Reid

Vice President, Managing Director of Global Markets

Patrick Rossi

Senior Vice President, Controller

Jeffrey C. Salton

Senior Vice President, Operations and Analysis

Hao Wu

Senior Vice President, Managing Director of Financial Products

14	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Management Team

Quarterly Operating Supplement

Radian Asset Assurance Inc.

Safe Harbor Statement

All statements in this document that address operating performance, events or developments that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s current views and assumptions with respect to future events.

The forward-looking statements involve risks and uncertainties including the following:

changes in general financial and political conditions, such as extended national or regional economic recessions, changes in housing values, changes or volatility in interest rates, or other political instability; changes in investor perception of the strength of private mortgage insurers or financial guaranty providers, and risks faced by the businesses, municipalities or pools of assets covered by Radian’s insurance; the loss of significant customers with whom Radian has a concentration of its insurance in force; rising delinquencies in mortgage loans insured by Radian resulting from increased consolidation of mortgage lenders and servicers; increased severity or frequency of losses associated with certain Radian products that are riskier than traditional mortgage insurance and municipal guaranty insurance policies; material changes in persistency rates of Radian’s mortgage insurance policies; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s operating subsidiaries; intense competition from others and from alternative products to private mortgage insurance and financial guaranty insurance; changes in the business practices of Fannie Mae and Freddie Mac; legislative and regulatory changes affecting demand for private mortgage insurance and financial guaranty insurance; changes in claims against mortgage insurance products resulting from the aging of Radian’s mortgage insurance policies; changes in Radian’s ability to maintain sufficient reinsurance capacity in an increasingly concentrated reinsurance market; vulnerability to the performance of Radian’s strategic investments; and the loss of executive officers or other key personnel.

Investors are also directed to other risks discussed in documents filed by Radian with the SEC, including the factors detailed in our most recently filed annual report on Form 10-K in the section immediately preceding Part I of the report.

Radian does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements made in this document to reflect new information, future events or for any other reason.

15	Quarterly Operating Supplement for the Period Ended December 31, 2004 / Safe Harbor Statement